EXHIBIT 32.2

CERTIFICATION

In connection with this Quarterly Report on Form 10-Q of Truven Holding Corp. and Truven Health Analytics Inc., for the quarter ended March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of Truven Holding Corp. and Truven Health Analytics Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, that to such officer’s knowledge:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Truven Holding Corp. and Truven Health Analytics Inc.

/s/ Philip Buckingham___________________________________
Philip Buckingham
Executive Vice President and Chief Financial Officer
Truven Holding Corp. and Truven Health Analytics Inc.

May 16, 2014

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.